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                                                                   EXHIBIT 10.21



                           LOAN AND SECURITY AGREEMENT



         THIS LOAN AND SECURITY AGREEMENT is made as of August 22, 2001, by and between Exabyte Corporation, a Delaware corporation ("Borrower") and the lenders named on the signature page hereto (collectively, "Lenders").



                                    RECITALS

         A. Borrower, Exabyte Acquisition, Inc., a Delaware corporation, Ecrix Corporation, a Delaware corporation ("Ecrix") and certain lenders and certain investors signatory thereto have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement") providing for the merger of Exabyte Acquisition, Inc. with and into Ecrix (the "Merger").

         B. Borrower desires to obtain from Lenders loans in the maximum aggregate principal amount of $2,000,000, consisting of initial loans in the aggregate principal amount of $1,500,000 (the "Initial Loans"), and additional loans in the aggregate principal amount of $500,000 to be made contingent upon Borrower's satisfying certain funding conditions (the "Contingent Loans" and, together with the Initial Loans, the "Loans").

         C. Lenders have required, as a condition to the making of the Loans, that Borrower grant to Lenders a security interest in certain tangible and intangible property in which Borrower has or may in the future have rights, and Borrower is willing to do so as an inducement to Lenders to make the Loans.



                                   AGREEMENTS

         In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders agree as follows:


                               CERTAIN DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Accounts" means all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.


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         "Business Day" is any day other than Saturday, Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.

         "CFC" means Congress Financial Corporation (Southwest), a Texas corporation.

         "Congress Loan Agreement" means the Loan and Security Agreement by and between CFC and Borrower dated May 16, 2000, as amended to the date hereof and as may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "Equipment" means all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement of even date herewith among CFC, the Lenders and Borrower.

         "Inventory" means all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         "Loan Documents" shall mean the Notes (as defined below), this Agreement, and all other security agreements and other agreements, instruments and documents executed and delivered in connection with, or to secure Borrower's obligations under, the Loans, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "Majority of Lenders" shall mean the holder or holders of Notes at the relevant time (excluding Borrower) of more than 50% in outstanding principal amount of the aggregate Secured Indebtedness evidenced by the Notes.

         "Person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         "Records" means all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).



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         "Secured Indebtedness" means any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lenders and/or their Permitted Assignees, including (i) all principal and interest (including Additional Interest (as defined in the Notes)) under the Notes, (ii) all fees, expenses, and charges (including but not limited to indemnification and reimbursement obligations and reasonable attorneys' fees) payable under the Loan Documents, and (iii) all amounts now or hereafter advanced by Lenders to or for the benefit of Borrower, whether arising under this Agreement, the Notes or otherwise, whether now existing or hereafter arising, and whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lenders.

 1. LOANS

         1.1 Loan Amounts. Subject to satisfaction of the conditions set forth below, each Lender shall lend and advance to Borrower Loans in the amounts set forth opposite such Lender's name on Schedule 1.1 hereto, in an aggregate principal amount for all Lenders not to exceed $2,000,000; provided, however, that the aggregate principal amount of the (a) Initial Loans for all Lenders shall not exceed $1,500,000, and (b) Contingent Loans, if any, for all Lenders shall not exceed $500,000.

         1.2 Notes. On the date of the Initial Loans and the Contingent Loans, if any, Borrower shall execute and deliver to each Lender promissory notes substantially in the form of Exhibit A annexed hereto, in a principal amount equal to the amount of the Loans funded by such Lender on such date (the "Face Amount"), with blanks appropriately completely in conformity herewith (each, a "Note," and together, the "Notes"). The Notes shall be convertible into common stock, par value $0.001 per share, of Borrower (the "Common Stock") upon the terms and subject to the conditions set forth in the Notes.

         1.3 Disbursements.

                (a) The Initial Loans shall be disbursed by Lenders to Borrower on the business day following the date hereof.

                (b) The Contingent Loans shall be disbursed by Lenders to Borrower on a date mutually agreeable to Borrower and Lenders, which date shall be no earlier than (i) forty-five days after the date hereof and (ii) two Business Days after Borrower shall have certified to Lenders that:

                (A) The representations and warranties of Borrower contained in Section 3 hereof (I) that are expressly qualified by a reference to materiality shall be true in all respects as so qualified when made and as of such date of certification and (II) that are not so qualified shall be true and correct in all material respects when made and as of such date of certification.


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                (B)        Borrower shall have performed in all material
                           respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement and in the Merger Agreement to be performed and complied with by Borrower at or prior to the disbursement of the Contingent Loans.

                (C) No Event of Default shall have occurred and be continuing.

                (D) Borrower shall have prepared and filed with the Securities and Exchange Commission a Registration Statement on Form S-4 to register all shares of Borrower's Common Stock issuable at the closing of the Merger pursuant to the Merger Agreement.

                (E) Since the date of this Agreement and through the date on which the Contingent Loans are disbursed, there has not occurred any Parent Material Adverse Effect (as such term is defined in the Merger Agreement).

                (F) No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the making of the Loans or the other transactions contemplated by the Loan Documents or the Merger Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent the consummation of the transactions contemplated by the Loan Documents or the Merger Agreement.

                (c) Each Loan shall be disbursed by certified check or wire transfer of immediately available funds to the account of Borrower, as specified by Borrower in a written notice delivered to each Lender not less than one Business Day prior to the disbursement date.

                (d) Lenders' obligations to make the Loans hereunder shall be subject to the receipt of (1) UCC-1 financing statements and other instruments evidencing the security interest granted in favor of Lenders in Section 2 below;
(2) an opinion of outside counsel to Borrower, in form and substance reasonably satisfactory to a Majority of Lenders, with respect to (i) the organization and good standing of Borrower, (ii) the corporate authority for execution, delivery and enforceability of the Loan Documents, (iii) the due authorization, execution, delivery and enforceability of the Loan Documents, (iv) no conflict, violation or default under Borrower's Certificate of Incorporation or by-laws, or any law, rule or order resulting from Borrower's execution, delivery and performance of the Loan Documents and (v) the Loan Documents creating a valid security interest in the Collateral (as defined herein) in favor of the Lenders;
(3) an opinion of the General Counsel of Borrower, in form and substance reasonably satisfactory to a Majority of Lenders, with respect to no conflict,



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violation or default under any material agreement of Borrower resulting from
Borrower's execution, delivery and performance of the Loan Documents; and (4) such other resolutions, certificates and documents as Lenders may reasonably request relating to the organization, existence, good standing and foreign qualification of Borrower, the corporate authority for the execution, delivery and enforceability of this Agreement and the other Loan Documents and such other matters relevant to the foregoing.

         1.4 Repayment of Loans. All amounts advanced by Lenders under the Loans shall bear interest from the date advanced at the initial rate of 12% per annum, plus additional interest on the terms provided in the Notes. The principal amount of Loans and the interest thereon shall be repaid as provided in the Notes. Borrower may voluntarily prepay the principal amount under the Notes, in whole or in part, without penalty or premium to Borrower. Any Loans repaid by Borrower shall not be permitted to be reborrowed.

         1.5 Business Days. Whenever any payment or other Secured Indebtedness hereunder or under any Note shall become due on a day that is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day.

 2. CREATION OF SECURITY INTEREST

         2.1 Grant of Security Interest. As security for the payment when due of the Secured Indebtedness and the prompt and complete performance by Borrower of its obligations under the Loan Documents, Borrower hereby assigns and pledges to Lender, and grants to Lenders a continuing security interest, lien and mortgage in and to all right, title and interest of Borrower in and to all the following property, whether now or hereafter owned, existing or arising and regardless of where located, and in which Borrower may now or hereafter have rights (all being collectively referred to as the "Collateral"):

                (a) Accounts;

                (b) all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, good will, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers' acceptances and guaranties;

                (c) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lenders or their affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral,


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including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                (d) Inventory;

                (e) Records; and

                (f) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         2.2 Borrower Remains Liable. Anything herein to the contrary notwithstanding, (i) Borrower shall remain liable under all contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Lenders of any of their rights hereunder shall not release Borrower from any of its duties or obligations under any of the contracts and agreements included in the Collateral, and (iii) Lenders shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lenders be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

 3. REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower represents and warrants to Lenders as follows:

         3.1 Locations. Schedule 3.1 hereto lists the addresses of the (a) chief executive offices of Borrower and the place where Borrower keeps its records concerning the Collateral and all originals of all chattel paper included in the Collateral and (b) the location of substantially all of the other Collateral (collectively, the "Premises")

         3.2 Perfection and Priority of Liens. Upon the execution and delivery hereof, this Agreement shall have created a valid lien in all of the Collateral in favor of Lenders, subject to no prior or superior liens other than the liens permitted under Section 4.1 hereof.

         3.3 Title to Collateral. Borrower is and shall continue to be, so long as the Secured Indebtedness shall be unpaid, the sole owner of the Collateral free and clear of all liens, encumbrances, security interests, and claims, except for (a) the liens and security interests granted herein and (b) liens permitted under Section 4.1 hereof, with full



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power and authority to sell, transfer, pledge and grant to Lenders a security interest in each and every item of the Collateral.

         3.4 Organization and Qualification. Borrower is a corporation organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business and is in good standing in each state in which the failure to be so qualified or in good standing would have a material adverse effect on the business, operations, properties or condition (financial or other) of Borrower.

         3.5 Authorization. The execution, delivery, and performance by Borrower of each of the Loan Documents to which Borrower is a party are within Borrower's corporate powers, and have been duly authorized by all necessary corporate action. Each of the Loan Documents to which Borrower is a party constitutes the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms. Borrower has authorized and reserved for issuance 2,600,000 shares of Common Stock upon conversion of the Notes. All shares of Common Stock issuable upon conversion of the Notes shall, when issued, by duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges.

         3.6 No Conflict. Neither Borrower's execution and delivery of, nor its performance under any of the Loan Documents does or will (a) contravene, conflict with, or violate (i) the Certificate of Incorporation or bylaws of Borrower, or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or (b) contravene, conflict with or violate in any material respect, or (with or without the passage of time or giving of notice, or both) constitute or result in a breach or default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected.

         3.7 Approvals. No authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body or any other person is required to be obtained or made by Borrower for the due execution, delivery, and performance of any of the Loan Documents to which it is a party, except for the consent of CFC pursuant to the Congress Loan Agreement, and the consents of third parties to certain leases and agreements in which Borrower is granting a security interest hereunder.

         3.8 Actions Pending. There is no action or proceeding pending or, to the knowledge of Borrower, threatened against Borrower or any of its properties or rights before any court or governmental or administrative instrumentality which, if determined adversely to Borrower, could reasonably be expected to result in a material adverse change in its ability to perform its obligations under the Loan Documents to which it is a party or its financial condition or operations, business, or properties taken as a whole.

         3.9 Accounts. Borrower is the true and lawful owner of the Accounts, and has, or at the time each Account comes into existence will have, good and clear title to each Account, subject to the rights of CFC and Lenders thereto. Each Account is, or at the



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time it comes into existence will be, (i) a valid obligation of the account debtor enforceable in accordance with its terms, and to the best of Borrower's knowledge and belief, free and clear of all liens, security interests, restrictions, set-offs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent other than the security interest created and granted hereby, and (ii) a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor.

         3.10 Solvency. On the date hereof and after giving effect to the Secured Indebtedness created by the Notes, on a consolidated basis, the fair saleable value of the property of Borrower on a going concern basis is greater that the total amount of liabilities (including contingent and unliquidated liabilities) of Borrower on the date hereof. In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         3.11 Representations in Merger Agreement. The representations and warranties of Borrower contained in the Merger Agreement (as modified by the Disclosure Memorandum, as defined in the Merger Agreement) (a) that are expressly qualified by a reference to materiality are true in all respects as so qualified as of the date hereof and (b) that are not so qualified are true and correct in all material respects as of the date hereof, and are incorporated herein by reference with the same force and effect as though herein set forth in full. Notwithstanding the foregoing, the condition set forth in this Section
3.11 shall be deemed to be satisfied if such breaches of Borrower's representations and warranties (if any) do not have a Parent Material Adverse Effect (as defined in the Merger Agreement) or a material diminution of benefits expected to be realized by Ecrix as a result of the Merger.

 4. COVENANTS OF BORROWER

         4.1 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any lien, security interest, mortgage, pledge or other charge or encumbrance of any nature whatsoever upon or with respect to any of the Collateral, except: (i) liens and security interests of Lenders; (ii) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (iii) nonconsensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (A) such liens secure indebtedness which is not overdue or (B) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material



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respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (v) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $5,500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (vi) the liens and security interests set forth on Schedule 4.1 hereto; and (vii) the liens and security interests arising under the Congress Loan Agreement.

         4.2 Indebtedness. Borrower shall not incur, create, assume, guarantee, become contingently liable in connection with, or suffer to exist any indebtedness on the part of Borrower, except (i) the Secured Indebtedness, (ii) trade obligations and normal accruals in the ordinary course of business, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books; (iii) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (iv) the indebtedness set forth on
Schedule 4.2 hereto; (v) the indebtedness existing on the date hereof under the Congress Loan Agreement; and (vi) other unsecured indebtedness, which is subordinate in right of payment to the full and final payment of all of the Secured Indebtedness, in such amounts and on such terms and conditions as are satisfactory to the Majority of Lenders in their sole discretion, provided, that, with respect to the indebtedness described in clauses (iv) and (vi), (a) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof or, with respect to indebtedness described in clause (vi), on the date of issuance thereof, (b) Borrower shall not, directly or indirectly, (I) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or; or
(II) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (c) Borrower shall furnish to Lenders all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         4.3 Sale of Assets, Consolidation, Merger, Dissolution, Etc Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it (other than the merger contemplated by the Merger Agreement), or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock (other than capital stock in Borrower) or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are



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paid to Lenders and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $550,000 for all such Equipment disposed of in any fiscal year of Borrower), or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

         4.4 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to the Majority of Lenders, payable to the order of the Borrower or to bearer and delivered to Lenders, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by a Majority of Lenders, Borrower shall take such actions as are deemed necessary by a Majority of Lenders to perfect the security interest of Lenders in such investments, (c) loans or advances to Borrower's subsidiaries not exceeding $1,100,000 in the aggregate outstanding at any time, and (d) the loans, advances and guarantees set forth on Schedule 4.4 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lenders all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         4.5 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

         4.6 Financial Statements and Other Information.

                (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lenders: (i) within forty-


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five (45) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets and statements of income and loss, and, in the case of the third, sixth, ninth and twelfth months of Borrower's fiscal year, and such other months as, at any time after the occurrence and during the continuance of an Event of Default, a Majority of Lenders shall request, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, audited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be (A) one of the national accounting firms presently considered as one of the five largest (or their successor), or (B) an independent accounting firm selected by Borrower and reasonably acceptable to a Majority of Lenders, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

                (b) Borrower shall promptly notify Lenders in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Secured Indebtedness or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lenders copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                (d) Borrower shall furnish or cause to be furnished to Lenders such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lenders may, from time to time, reasonably request. Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or, upon prior written notice to Borrower or upon obtaining an agreement from such Person to maintain the confidentiality of such information, to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lenders, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lenders such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lenders may be destroyed or otherwise disposed of by Lenders one (1) year after the same are delivered to Lenders, except as otherwise designated by Borrower to Lenders in writing.

         4.7 Location of Offices; Inspection. Borrower shall keep its chief executive offices and the office where it keeps its records concerning the Collateral and all originals of all chattel paper included in the Collateral at the locations specified in Section 3.1 or, upon 30 days' prior written notice to Lenders, at locations in a jurisdiction in which all action required by Section
4.8 shall have been taken with respect to the Collateral. Borrower shall hold and preserve such records and chattel paper and permit representatives of Lenders at any time during Borrower's normal business hours to inspect and make abstracts from and copies of such records and chattel paper.

         4.8 Further Assurances.

                (a) Further Actions. Borrower shall from time to time, at its sole expense, promptly execute and deliver all further instruments and documents, and take all further actions, as may be necessary and desirable, or that a Majority of Lenders may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Lenders to exercise and enforce their rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as a Majority of Lenders may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                (b) Financing Statements. Borrower authorizes Lenders to file without the signature of Borrower (where permitted by law) one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         4.9 Insurance. Borrower shall, at its own expense, at all times maintain with financially sound reputable insurers insurance with respect to the Equipment and Inventory in such amounts, against such risks and in amounts customarily insured against or carried by entities of established reputation engaged in the same or similar businesses and similarly situated. Borrower shall furnish certificates or endorsements to Lenders as a Majority of Lenders shall require as proof of such insurance, and, if Borrower fails to do so, Lenders are authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days' prior written notice to Lenders of any cancellation or reduction of coverage. Borrower shall cause Lenders to be named as a loss payee and an additional insured under such insurance policies. At its option, Lenders may apply any insurance proceeds received by Lenders at any time to the cost of repairs or replacement of Collateral and/or to payment of the Secured Indebtedness, whether or not then due, in any order and in such manner as a Majority of Lenders may determine or hold such proceeds as cash collateral for the Secured Indebtedness.

         4.10 Equipment and Inventory.  Borrower shall:

                (a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in
Section 3.1.

                (b) Cause the Equipment to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted.

                (c) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings, and adequate reserves for payment thereof are maintained.

         4.11 Accounts.

                (a) Collection of Accounts. Borrower is authorized to collect the Accounts at no cost or expense to Lenders, subject to the rights of Lenders to collect the Accounts as hereinafter provided, and Borrower shall collect with diligence all Accounts. Upon the occurrence of an Event of Default which is continuing, Borrower shall, if so directed by a Majority of Lenders, advise account debtors to make all future remittances and payments to a post office box maintained under the sole and absolute control of Lenders. Notwithstanding and in addition to the foregoing, Lenders shall have the right at any time, upon the occurrence of an Event of Default which is continuing, upon written notice to Borrower of their intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Lenders and to direct such account debtors or obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Lenders and, upon such notification and at the expense of Borrower, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as Borrower might have done.

 5. CERTAIN RIGHTS OF LENDERS

         5.1 Lenders as Attorney-in-Fact. Effective upon the occurrence of an Event of Default which is continuing, Borrower hereby irrevocably appoints Meritage Private Equity Fund, L.P. ("MPEF"), on behalf of the Lenders, as Borrower's attorney-in-fact, such appointment coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower, Lenders or otherwise, from time to time in MPEF's discretion, to take any action and to execute any instrument which Lenders may deem necessary or advisable to accomplish the purposes of this Agreement, including but not limited to the following:

                (a) to obtain and adjust insurance proceeds required to be paid to Lenders pursuant to Section 4.9;

                (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

                (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with the clauses (a) or
(b) above; and

                (d) to file any claims or take any action or institute any proceedings which Lenders may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lenders with respect to any of the Collateral.

         5.2 Lenders May Perform. If Borrower shall fail to perform any covenant or obligation contained herein or in any of the Loan Documents, MPEF, on behalf of the Lenders, may itself perform, or cause performance of, such covenant or obligation and the reasonable expenses of MPEF incurred in connection therewith shall be payable by Borrower under Section 8.2.

 6. EVENTS OF DEFAULT

         The occurrence of any of the following shall constitute an "Event of Default" hereunder:

                (a) Monetary Default. Borrower shall fail to pay (i) any installment of principal when due or (ii) any installment of interest under any Note when due and such failure to pay is not cured within 5 days after such failure.

                (b) Default of Covenants. Borrower shall fail or refuse to perform any covenant or obligation stated in this Agreement or in any other Loan Document, other than monetary obligations or covenants described in paragraph
(a) of this Article 6, and shall fail to cure such default within 15 days after notice by a Lender to Borrower of such default.

                (c) Judgments. Any judgment for the payment of money is rendered against Borrower in excess of $165,000 in any one case or in excess of $220,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of 30 days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution with respect to any judgment or judgments in excess of the above amounts is rendered against Borrower or any of its assets.

                (d) Voluntary Insolvency. Borrower shall commence (by petition, application, or otherwise) a voluntary case or other proceeding under the laws of any jurisdiction seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, self-trusteeship, receiver, custodian, or other similar official of it or any substantial part o fits property, or shall consent (by answer or failure to answer or otherwise) to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make an assignment for the benefit of creditors, or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall take any action to authorize any of the foregoing.

                (e) Involuntary Insolvency. An involuntary case or other proceeding shall be commenced under the laws of any jurisdiction against Borrower seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or a trustee, receiver, custodian, or other similar official shall be appointed in such involuntary case.

                (f) False Representations. Any of the representations or warranties contained in this Agreement or in any other Loan Document shall be or have been false, misleading, or untrue in any material respect when made or when otherwise required by the terms of any Loan Document to be true and accurate.

                (g) Default under Other Indebtedness. Other than with respect to accounts payable of Borrower which are overdue on the date hereof, the default or the happening of any event shall occur under any indenture, agreement or other instrument under which indebtedness for borrowed money (other than the Loans) of Borrower or any of its subsidiaries having an aggregate principal amount of $330,000 or more has been or may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of such indebtedness of Borrower or any of its subsidiaries outstanding thereunder.

 7. REMEDIES

         7.1 Remedies Nonexclusive. At any time an Event of Default exists or has occurred and is continuing, Lenders shall have all rights and remedies provided in this Agreement, the other Loan Documents, the Uniform Commercial Code as in effect in the State of Colorado (the "UCC") and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lenders hereunder, under any of the other Loan Documents, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lenders' discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Loan Documents. Lenders may, at any time or times, proceed directly against Borrower to collect the Secured Indebtedness without prior recourse to the Collateral.

         7.2 Acceleration and Remedies.

                (a) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, a Majority of Lenders may, in their discretion and without limitation, (i) accelerate the payment of all Secured Indebtedness and demand immediate payment thereof to Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 6.1(d) or 6.1(e), all Secured Indebtedness shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lenders any part or all of the Collateral at any place and time designated by a Majority of Lenders, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lenders or elsewhere) at such prices or terms as a Majority of Lenders may deem reasonable, for cash, upon credit or for future delivery, with Lenders having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lenders upon credit terms or for future delivery, the Secured Indebtedness shall not be reduced as a result thereof until payment therefor is finally collected by Lenders. If notice of disposition of Collateral is required by law, five (5) days prior notice by a Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lenders institute an action to recover any Collateral or seek recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                (b) Lenders may apply the cash proceeds of Collateral actually received by Lenders from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Secured Indebtedness, in whole or in part and in such order as a Majority of Lenders may elect, whether or not then due. Borrower shall remain liable to Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

                (c) Without limiting the foregoing, upon the occurrence of an Event of Default which is continuing, each Lender may, at its option, without notice, (i) cease making Loans to Borrower and/or (ii) terminate, as to such Lender, any provision of this Agreement providing for any future Loans to be made by such Lender to Borrower.

         7.3 Limitation on Duty of Lenders with Respect to Collateral. Beyond the safe custody thereof or as otherwise required by applicable law, Lenders shall have no duty with respect to any Collateral in the possession or control of the Lenders (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lenders shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, other than as a result of Lenders' gross negligence or willful misconduct.

         7.4 Intercreditor Agreement. Lenders and Borrower acknowledge and agree that the Secured Indebtedness is subordinated in right of payment and priority to the prior payment in full of the obligations of Borrower to CFC under the Congress Loan Agreement to the extent set forth in the Intercreditor Agreement and, to the extent that any terms of the Intercreditor Agreement conflict with the terms of this Agreement, the terms of the Intercreditor Agreement shall control.

 8. INDEMNITY AND EXPENSES

         8.1 Indemnification. Borrower shall indemnify, pay and hold each Lender, and each Lender's officers, directors, partners, employees, affiliates and agents (collectively, the "Indemnified Persons") harmless from and against any and all claims, losses, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and costs of counsel for the Indemnified Persons) arising out of or resulting from or relating to this Agreement or the Loan Documents (including, but not limited to, enforcement of this Agreement) (the foregoing liabilities herein collectively referred to as the "Indemnified Liabilities"), except claims, losses, liabilities, costs and expenses resulting from a Lender's gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any laws or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Persons or any of them.

         8.2 Expenses. Borrower shall upon demand pay to Lenders the amount of any and all reasonable expenses, including but not limited to the reasonable fees and disbursements of its counsel and of any experts and agents, which Lenders may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Lenders hereunder or under any Loan Documents, (iii) the failure by Borrower to perform or observe any of the provisions hereof or (iv) the proposed or actual amendment, waiver or consent pursuant to the provisions of any of the Loan Documents resulting from any work-out, renegotiation or restructuring relating to the performance by Borrower of its obligations under the Loan Documents.

 9. MISCELLANEOUS

         9.1 Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.2 Notices. All notices, reports, records, or other communications which are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier, or by certified mail, postage prepaid, return receipt requested, to the receiving party at the following address: if to the Lenders, their respective addresses set forth on Schedule 1.1 hereto, and, if to
Borrower:


                                    Exabyte Corporation
                                    1685 38th Street
                                    Boulder, Colorado  80229
                                    Attention:  Steven F. Smith
                                    Telephone:  (303) 417-7453
                                    Facsimile:  (303) 417-7900


or to such other address as such party may have given to the other(s) by notice pursuant to this Section. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

         9.3 No Assignment. No party may assign its rights or obligations hereunder or under any of the Loan Documents without the prior written consent of the other parties, except that any Lender may assign its rights or obligations hereunder to Ecrix, to any other Lender, or to any affiliate, partner or shareholder of such Lender or an immediate family member (or a trust created for the benefit of an immediate family member) of such Lender ("Permitted Assignees").

         9.4 Headings, Schedules and Exhibits. All headings herein are included for reference purposes only and shall not be construed as affecting the terms of this Agreement or any part hereof. Each reference herein to a Schedule or an Exhibit shall refer to the similarly denominated Schedule or Exhibit attached hereto, which shall be incorporated herein by such reference.

         9.5 Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to that State's choice of law principles, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Colorado.

         9.6 Severability. If any provision of this Agreement be determined by any court having jurisdiction to be unlawful or unenforceable, such provision shall be deemed separate and apart from all other provisions of this Agreement, and all remaining provisions of this Agreement shall be fully enforceable.

         9.7 Terms. Unless the context otherwise requires, all terms used herein which are defined in the Code shall have the meaning therein stated.

         9.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same Agreement. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

         9.9 No Waivers. No failure or delay by the Lenders in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.





                            [execution page follows]

         The parties have executed this Agreement as of the date first written above.

                                    BORROWER:

                                    EXABYTE CORPORATION



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------





Loan and Security Agreement

                                    LENDERS:

                                    Meritage Private Equity Fund, L.P.

                                    By:    Meritage Investment Partners, LLC
                                    Its:   General Partner


                                           By:
                                              ----------------------------------
                                              John Garrett, Principal



Loan and Security Agreement

                                    CENTENNIAL FUND V, L.P.
                                    By:    Centennial Holdings V, L.P.
                                           Its General Partner


                                    By:
                                       -----------------------------------------
                                       Jeffrey H. Schutz its General Partner


                                    CENTENNIAL ENTREPRENEURS FUND V, L.P.
                                       By: Centennial Holdings V, L.P.
                                           Its General Partner



                                           By:
                                              ----------------------------------
                                              Jeffrey H. Schutz, its General
                                              Partner


                                    CENTENNIAL FUND VI, L.P.
                                       By: Centennial Holdings VI, LLC
                                           its General Partner


                                           By:
                                              ----------------------------------
                                              Jeffrey H. Schutz, its Managing
                                              Principal


                                    CENTENNIAL ENTREPRENEURS FUND VI, L.P.
                                       By: Centennial Holdings VI, LLC
                                           its General Partner


                                           By:
                                              ----------------------------------
                                              Jeffrey H. Schutz, its Managing
                                              Principal


                                    CENTENNIAL HOLDINGS I, LLC



                                    By:
                                       -----------------------------------------
                                       Jeffrey H. Schutz its Managing Director




                                    --------------------------------------------
                                    William J. Almon, Sr.

Loan and Security Agreement

                                  SCHEDULE 1.1
                                       TO
                           LOAN AND SECURITY AGREEMENT
                              DATED AUGUST 22, 2001
                                 BY AND BETWEEN
                               EXABYTE CORPORATION
                                       AND
                            THE LENDERS NAMED THEREIN


----------------------------------------------------------------------------------------------------------------------
        NAME AND ADDRESS OF                     AMOUNT OF                 AMOUNT OF
              LENDER                          INITIAL LOAN             CONTINGENT LOAN                 TOTAL
----------------------------------------------------------------------------------------------------------------------
Meritage Private Equity Fund, L.P.             $854,885.25               $284,961.75                 $1,139,847
1600 Wynkoop Street,
  Suite 300
Denver, CO  80202
----------------------------------------------------------------------------------------------------------------------
Centennial Fund V, L.P.                         $56,023.97                $18,674.66                 $74,698.63
1428 Fifteenth St.
Denver, CO 80202-1318
----------------------------------------------------------------------------------------------------------------------
Centennial Entrepreneurs Fund V, L.P.            $1,680.72                   $560.24                  $2,240.96
1428 Fifteenth St.
Denver, CO 80202-1318
----------------------------------------------------------------------------------------------------------------------
Centennial Fund VI, L.P.                       $376,248.87               $125,416.29                $501,665.16
1428 Fifteenth St.
Denver, CO 80202-1318
----------------------------------------------------------------------------------------------------------------------
Centennial Entrepreneurs Fund VI, L.P.          $11,287.47                 $3,762.49                 $15,049.96
1428 Fifteenth St.
Denver, CO 80202-1318
----------------------------------------------------------------------------------------------------------------------
Centennial Holdings I, LLC                       $7,524.98                 $2,508.33                 $10,033.30
1428 Fifteenth St.
Denver, CO 80202-1318
----------------------------------------------------------------------------------------------------------------------
William J. Almon, Sr.                          $192,348.75                $64,116.25                   $256,465
10570 Blandor Way
Los Altos, CA  94024.
----------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3.1
                                       TO
                           LOAN AND SECURITY AGREEMENT
                              DATED AUGUST 22, 2001
                                 BY AND BETWEEN
                               EXABYTE CORPORATION
                                       AND
                            the lenders named therein

                                    PREMISES



Chief Executive Office:
----------------------

1685 38th St.
Boulder, CO

Other Premises:
--------------

1775 38th St.
Boulder, CO

1745 38th St.
Boulder, CO

1715 38th St.
Boulder, CO

1695 38th St.
Boulder, CO


1690 38th St.
Boulder, CO

1691 38th St.
Boulder, CO

1835 38th St.
Boulder, CO

1777 Exposition
Boulder, CO

1665 Exposition
Boulder, CO

2310 Midway Blvd.
Broomfield, CO
4665 Nautilus Court
South Boulder, CO

4725 Nautilus Court
South Boulder, CO

2299 Ringwood Ave., C4
San Jose, CA

15780 S.W. Osprey
Suite 240
Beaverton, OR

14405 Walters Road, #140
Houston, TX

51 E. Campbell Ave.
Campbell, CA

1600 Boston-Provident Highway
Suite 290
Walpole, MA

706 Giddings Ave.
Suite 1a/1b
Annapolis, MD

2021 Midwest Rd.
#300
Oak Brook, IL

27405 Puerta Real
#230
Mission Viejo, CA

14800 Quorum Dr.
Dallas, TX

13801 Reese Blve.
Huntersville, NC

3182 Orlando Drive
Mississauga, Ontario, Canada

7/87 Reserve Road
Artarmon, Australia

215 Henderson Road
Singapore

216 Henderson Road
Singapore

217 Henderson Road
Singapore

218 Henderson Road
Singapore

                                  SCHEDULE 4.1
                                       TO
                           LOAN AND SECURITY AGREEMENT
                              DATED AUGUST 22, 2001
                                 BY AND BETWEEN
                               EXABYTE CORPORATION
                                       AND
                            THE LENDERS NAMED THEREIN

                                  ENCUMBRANCES



None.

                                    EXHIBIT A
                                       TO
                           LOAN AND SECURITY AGREEMENT
                              DATED AUGUST 22, 2001
                                 BY AND BETWEEN
                               EXABYTE CORPORATION
                                       AND
                            THE LENDERS NAMED THEREIN

                      FORM OF INITIAL LOAN PROMISSORY NOTE